UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 13, 2004

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 13, 2004, Concentra Operating Corporation (the “Company”) issued a press release announcing that Daniel J. Thomas, the Chief Executive Officer of the Company, and Thomas E. Kiraly, the Chief Financial Officer of the Company, are scheduled to make a presentation at the Banc of America Securities 34th Annual Investment Conference on September 20, 2004, in San Francisco. The Company’s presentation is scheduled to begin at 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern). Investors, analysts and the general public are invited to listen to this presentation and the subsequent question and answer session free over the Internet and to access the presentation slides via the Company’s web site at www.concentra.com. A webcast replay will be available via the same link on the Company’s home page and will remain accessible through October 8, 2004. A copy of this press release is being furnished as an Exhibit 99.1 to this report.

Limitation on Incorporation by Reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of the Registrant dated September 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: September 14, 2004

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Press Release of the Registrant dated September 13, 2004.